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Exhibit 10.74

Gary J. Skoien
Chairman, President, and
Chief Executive Officer

August 21, 2002

Mr. Thomas Rumptz
Horizon Group Properties, Inc.
5000 Hakes Drive
Muskegon, MI 49441

Dear Tom:

        This letter amends your initial retention letter. "The Term of This Agreement" on Page 2, Section 4 shall be changed to December 31, 2002.

        Please feel free to call me with any questions you may have. Thank you for all of your hard work on behalf of Horizon Group Properties, Inc.

                      Very truly yours,

                      /s/ Gary J. Skoien

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  Exhibit 10.74